Exhibit 99.1

Contacts:	Debbie O'Brien	Stephanie Wakefield
	Corporate Communications	Investor Relations
	+ 1 650 385 5735	+ 1 650 385 5261
	dobrien@informatica.com	swakefield@informatica.com
INFORMATICA REPORTS RECORD QUARTERLY REVENUES AND EARNINGS PER SHARE
Achieves 21 percent total revenue growth and 36 percent GAAP net income growth in FY 2011

•	Record fourth quarter total revenues of $227.1 million, up 15 percent year-over-year

•	Record annual revenues of $783.8 million, up 21 percent

•	Record fourth quarter license revenues of $112.1 million, up 12 percent year-over-year

•	Record annual license revenues of $353.7 million, up 20 percent

•	Record fourth quarter GAAP earnings per diluted share of $0.38 and non-GAAP earnings per diluted share of $0.47

•	Record deferred revenues of $214.6 million

•	Signed record 128 deals over $300,000 and record 22 deals over $1 million

REDWOOD CITY, Calif., January 26, 2012 - Informatica Corporation (NASDAQ: INFA), the world's number one independent provider of data integration software, today announced financial results for the fourth quarter and year ended December 31, 2011.
“Our singular mission, focused growth strategy, clear vision and the team's operational discipline have driven sustained record results over the past seven years,” said Sohaib Abbasi, chairman and CEO, Informatica. “With the increasingly critical role of our expansive data integration platform and the emerging opportunities driven by the secular megatrends of cloud computing and big data, Informatica is well-positioned for our long-term growth plans.”
Financial Highlights for the Fourth Quarter and Year Ended December 31, 2011
Total revenues for the fourth quarter of 2011 were $227.1 million, an increase of 15 percent from $198.0 million in the fourth quarter of 2010. License revenues were $112.1 million, an increase of 12 percent from $100.2 million in the fourth quarter of 2010.
Income from operations for the fourth quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $59.4 million, up 21 percent from $49.1 million in the fourth quarter of 2010.

GAAP net income for the fourth quarter of 2011 was $42.4 million, up 23 percent from $34.6 million in the fourth quarter of 2010, and GAAP net income per diluted share was $0.38, up 19 percent from $0.32 per diluted share in the fourth quarter of 2010.
Non-GAAP income from operations for the fourth quarter of 2011 was $74.5 million, up 23 percent from $60.8 million in the fourth quarter of 2010. Non-GAAP net income for the fourth quarter of 2011 was $53.2 million, up 24 percent from $43.0 million in the fourth quarter of 2010 and non-GAAP net income per diluted share was $0.47, up 21 percent from $0.39 per diluted share in the fourth quarter of 2010. Non-GAAP income from operations and non-GAAP net income exclude charges and tax benefits related to the amortization of acquired technology and intangible assets, facilities restructurings, acquisitions and other expenses, investment gains and stock compensation. A reconciliation of GAAP results to non-GAAP results is included below.
For the year ended December 31, 2011, revenues were $783.8 million, an increase of 21 percent from the $650.1 million recorded in 2010. License revenues for the year ended December 31, 2011 were $353.7 million, up 20 percent from $295.1 million in 2010. GAAP net income for 2011 was $117.5 million, up 36 percent from $86.3 million in 2010 and GAAP net income per diluted share was $1.05 per diluted share, up 27 percent from $0.83 per diluted share in 2010. Non-GAAP net income for 2011 was $159.9 million, up 34 percent from $119.2 million in 2010 and non-GAAP net income per diluted share was $1.43, up 27 percent from $1.13 per diluted share in 2010. For the years ended December 31, 2011 and 2010, earnings per diluted share was calculated on an “if converted” basis, including the add-back of $0.8 million and $3.8 million, respectively, of interest and convertible notes issuance cost amortization, net of applicable income taxes. The add-back of $0.8 million for the year ended December 31, 2011 represents interest and convertible note issuance cost amortization until the redemption of the convertible notes on March 18, 2011.
Additional Highlights Achieved Since October 2011:

•
Signed repeat business with 455 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included: Deutsche Börse Systems, eHarmony, ICON Clinical Research, Kellogg Brown & Root, NEC Corporation, US Airways and Vale S.A.

•
Added 107 new customers. Informatica increased its customer base to 4,633 companies. New customers included: Auxilium Pharmaceuticals, Fiat Automoveis, Gilead Sciences, Group Nacional Provincial S.A.B., Liquor Marketing Group, RE/MAX, University of Sydney and W&W Informatik.

•
Recognized as a Leader in Data Integration Tools. The 2011 Gartner Magic Quadrant for Data Integration Tools report cited Informatica as a “Leader.” According to Gartner, “Leaders in the data integration tools market are front runners in the convergence of single-purpose tools into an offering that supports a range of data delivery styles. These vendors are strong in the more traditional data integration patterns. They also support newer patterns and provide capabilities that enable data services in the context of SOA. Leaders have significant mind share in the market, and resources that are skilled in their tools and are readily available. These vendors establish market trends, to a large degree, by providing new functional capabilities in their products, and by identifying new types of business problems where data integration tools can bring significant value.”

•
Recognized as a Leader in Master Data Management (MDM) of Customer Data Solutions. The 2011 Gartner Magic Quadrant for Master Data Management (MDM) of Customer Data Solutions report cited Informatica as a “Leader.” In the report Gartner called out Informatica MDM's multidomain capabilities as becoming increasingly important as more and more companies need to understand and derive value from complex relationships between customers, products and locations.

•
Awarded AppExchange Best of 2011 for Data Integration. Informatica Cloud was rated number one for cloud data integration for the fourth consecutive year, by salesforce.com customers. Informatica also launched Cloud Winter 2012. Informatica Cloud Winter 2012 introduced a new easy-to-use contact validation service, a powerful new connectivity framework, and enhanced support for real-time integration with Salesforce CRM and Force.com.

•
Recognized as a Leader In Data Virtualization. In the Forrester Wave: Data Virtualization, Q1 2012 report, Informatica Data Services, achieved the highest score for current offering and strategy and was cited a “Leader.” According to Forrester Research, Inc., “Informatica has good vision and strong strategy and continues to innovate.”

•
Introduced Informatica HParser for Hadoop. The industry's first data parsing transformation solution for Hadoop environments exploits the parallelism of the MapReduce framework to efficiently turn unstructured complex data into a structured or semi-structured format in Hadoop. In addition, Hortonworks, a leading contributor to Apache Hadoop projects, will distribute the Informatica HParser Community Edition.

•
Informatica Customers and Executives Recognized at 2012 Ventana Research Leadership Awards. Two Informatica customers won awards for their use of Informatica technology. Westpac New Zealand Life Limited won Overall Information Technology and Leadership in Big Data awards and Utah Department of Health won the award for Leadership in Information Management. Additionally, two Informatica executives were recognized for exemplary leadership: Informatica CFO Earl Fry was awarded the Chief Financial Officer award and Informatica CIO Tony Young and his team won the IT Performance Management award.

Conference Call and Webcast
Informatica will discuss its fourth quarter and full year 2011 results on a conference call today beginning at 2:00 p.m. PDT. A live webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 706-645-9291, reservation number 57567238.
About Informatica
Informatica Corporation (NASDAQ: INFA) is the world's number one independent provider of data integration software. Organizations around the world rely on Informatica to gain a competitive advantage with timely, relevant and trustworthy data for their top business imperatives. Worldwide, over 4,630 enterprises depend on Informatica for data integration, data quality and big data solutions to access, integrate and trust their information assets residing on premise and in the Cloud. For more information, call +1 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.
Non-GAAP Financial Information
To supplement Informatica's condensed consolidated financial statements prepared and presented on a GAAP basis, Informatica uses non-GAAP financial measures of income from operations, net income and net income per share. These measures are adjusted from income from operations, net income or net income per share prepared in accordance with GAAP to exclude the charges and expenses discussed above. The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, income from operations, net income or net income per share prepared in accordance with GAAP.
Informatica believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its financial performance, its financial and operational decision making, and as a means to evaluate period to period comparisons. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of Informatica's performance, by excluding certain expenses and expenditures such as non-cash charges and discrete charges that are infrequent in nature, such as charges related to acquisitions, that may not be indicative of its underlying operating results. In addition, Informatica believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Informatica believes that the disclosure of these non-GAAP financial measures provides consistency and comparability of its recent financial results with its historical financial results, as well as to the operating results of similar companies in Informatica's industry, many of which present similar non-GAAP financial measures to investors. As an example, Informatica believes that it enhances comparability with similar companies' operating results by excluding stock compensation in its non-GAAP financial measures because of the different types of stock-based awards that companies may grant and because ASC 718 (“Stock Compensation”) allows companies to use different valuation methodologies and subjective assumptions. In addition, Informatica believes that both management and investors benefit from referring to these non-GAAP financial measures when planning, analyzing and forecasting future periods. There are a number of limitations related to these non-GAAP financial measures: (1) the non-GAAP measures exclude some costs that are recurring, particularly stock compensation, and we believe that stock compensation will continue to be a significant recurring expense for the foreseeable future; because stock compensation is an important part of our employees' compensation, such payments can impact their performance; and (2) the items we exclude in our non-GAAP measures may differ from the components our peer companies exclude when they report their non-GAAP measures. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP measures and evaluating non-GAAP measures together with the corresponding measures calculated in accordance with GAAP.
Forward Looking Statements
This press release contains forward-looking statements, including those relating to the critical role of data integration, emerging opportunities and Informatica's long-term growth plans. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to competition with larger companies that have longer operating histories or greater financial, technical, marketing and other resources; and uncertainty in the state of IT spending and the growth of the market for data integration solutions in general. Additional risks and uncertainties are included under the caption “Risk Factors” in Informatica's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which has been filed with the SEC and is available on our investor relations website at http://www.informatica.com. All information provided in this release is as of January 26, 2012 and Informatica undertakes no duty to update this information.
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Note: Informatica, PowerCenter, Informatica Master Data Management, Informatica HParser and Informatica Cloud are trademarks or registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Revenues:
License	$112,084	$100,218	$353,664	$295,110
Service	115,049	97,817	430,115	354,966
Total revenues	227,133	198,035	783,779	650,076
Cost of revenues:
License	1,342	1,253	5,011	4,485
Service	31,830	27,200	118,941	100,602
Amortization of acquired technology	5,169	3,509	19,503	13,342
Total cost of revenues	38,341	31,962	143,455	118,429
Gross profit	188,792	166,073	640,324	531,647
Operating expenses:
Research and development	34,435	29,395	132,528	106,043
Sales and marketing	77,111	73,172	278,073	245,498
General and administrative	16,866	12,654	57,373	46,273
Amortization of intangible assets	1,758	2,194	7,717	9,539
Facilities restructuring charges (benefit)	(1,798)	(412)	(1,094)	1,133
Acquisitions and other	1,034	—	1,029	1,326
Total operating expenses	129,406	117,003	475,626	409,812
Income from operations	59,386	49,070	164,698	121,835
Interest and other income (expense), net	1,357	(541)	1,930	(686)
Income before income taxes	60,743	48,529	166,628	121,149
Income tax provision	18,357	13,897	49,133	34,825
Net income	$42,386	$34,632	$117,495	$86,324
Basic net income per common share	$0.40	$0.37	$1.13	$0.93
Diluted net income per common share (1)	$0.38	$0.32	$1.05	$0.83
Shares used in computing basic net income per common share	106,555	94,186	103,956	92,361
Shares used in computing diluted net income per common share	112,166	111,463	112,540	109,083
____________________

(1)
Diluted EPS is calculated under the "if converted" method for the three months ended December 31, 2010, and the years ended December 31, 2011 and 2010. This includes the add-back of interest and convertible notes issuance cost amortization, net of applicable income taxes of $1.0 million for the three months ended December 31, 2010, and $0.8 million and $3.8 million for the years ended December 31, 2011 and 2010, respectively.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$316,835	$208,899
Short-term investments	285,579	262,047
Accounts receivable, net of allowances of $4,001 and $4,289, respectively	176,066	147,534
Deferred tax assets	21,591	22,664
Prepaid expenses and other current assets	23,206	32,321
Total current assets	823,277	673,465
Property and equipment, net	16,025	9,866
Goodwill and intangible assets, net	497,058	478,653
Long-term deferred tax assets	23,037	18,314
Other assets	21,351	9,343
Total assets	$1,380,748	$1,189,641
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other current liabilities	$126,448	$112,462
Income taxes payable	1,178	—
Accrued facilities restructuring charges	17,751	18,498
Deferred revenues	208,039	172,559
Convertible senior notes	—	200,693
Total current liabilities	353,416	504,212
Accrued facilities restructuring charges, less current portion	5,543	20,410
Long-term deferred revenues	6,573	6,987
Long-term deferred tax liabilities	—	311
Long-term income taxes payable	16,709	12,739
Other liabilities	6,304	—
Stockholders’ equity	992,203	644,982
Total liabilities and stockholders’ equity	$1,380,748	$1,189,641

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2011	2010
	(unaudited)
Operating activities:
Net income	$117,495	$86,324
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,274	6,095
Recovery of doubtful accounts	(21)	(30)
Gain on sale of investment in equity interest	(706)	(1,824)
Share-based compensation	33,263	23,438
Deferred income taxes	57	3,847
Tax benefits from share-based compensation	29,096	24,580
Excess tax benefits from share-based compensation	(29,952)	(22,881)
Amortization of intangible assets and acquired technology	27,220	22,881
Non-cash facilities restructuring charges (benefit)	(1,094)	1,133
Other non-cash items	(1,200)	(2,146)
Changes in operating assets and liabilities:
Accounts receivable	(28,251)	(27,585)
Prepaid expenses and other assets	(20,218)	555
Accounts payable and accrued liabilities	9,215	16,131
Income taxes payable	12,860	(16,944)
Accrued facilities restructuring charges	(14,358)	(14,789)
Deferred revenues	34,795	33,043
Net cash provided by operating activities	174,475	131,828
Investing activities:
Purchases of property and equipment	(12,743)	(7,226)
Purchases of investments	(350,951)	(347,240)
Purchase of investment in equity interest	(164)	(1,500)
Sale of investment in equity interest	706	4,824
Maturities and sales of investments	326,966	390,349
Business acquisitions, net of cash acquired	(32,969)	(171,272)
Net cash used in investing activities	(69,155)	(132,065)
Financing activities:
Net proceeds from issuance of common stock	58,727	57,559
Repurchases and retirement of common stock	(74,492)	(23,783)
Redemption of convertible senior notes	(4)	—
Withholding taxes related to restricted stock units net share settlement	(6,218)	(1,990)
Payment of contingent consideration	(1,000)	—
Payment of issuance costs on credit facility	—	(1,881)
Excess tax benefits from share-based compensation	29,952	22,881
Net cash provided by financing activities	6,965	52,786
Effect of foreign exchange rate changes on cash and cash equivalents	(4,349)	(2,847)
Net increase in cash and cash equivalents	107,936	49,702
Cash and cash equivalents at beginning of the year	208,899	159,197
Cash and cash equivalents at end of the year	$316,835	$208,899

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010

Total revenues	$227,133	$198,035	$783,779	$650,076

Operating income:

GAAP operating income	$59,386	$49,070	$164,698	$121,835

Percentage of GAAP operating income to total revenues	26%	25%	21%	19%

Plus:
Amortization of acquired technology - Cost of revenues	5,169	3,509	19,503	13,342
Amortization of intangible assets - Operating expenses	1,758	2,194	7,717	9,539
Facilities restructuring charges (benefit) - Operating expenses	(1,798)	(412)	(1,094)	1,133
Acquisitions and other - Operating expenses	1,034	—	1,029	1,326
Share-based compensation - Cost of revenues	940	733	3,539	2,689
Share-based compensation - Research and development	2,970	2,115	10,848	7,400
Share-based compensation - Sales and marketing	2,682	1,934	10,185	7,317
Share-based compensation - General and administrative	2,371	1,639	8,691	6,032
Non-GAAP operating income	$74,512	$60,782	$225,116	$170,613

Percentage of Non-GAAP operating income to total revenues	33%	31%	29%	26%

Net income:

GAAP net income	$42,386	$34,632	$117,495	$86,324

Plus:
Amortization of acquired technology - Cost of revenues	5,169	3,509	19,503	13,342
Amortization of intangible assets - Operating expenses	1,758	2,194	7,717	9,539
Facilities restructuring charges (benefit) - Operating expenses	(1,798)	(412)	(1,094)	1,133
Acquisitions and other - Operating expenses	1,034	—	1,029	1,326
Share-based compensation - Cost of revenues	940	733	3,539	2,689
Share-based compensation - Research and development	2,970	2,115	10,848	7,400
Share-based compensation - Sales and marketing	2,682	1,934	10,185	7,317
Share-based compensation - General and administrative	2,371	1,639	8,691	6,032
Gain on sale of investment in equity interest	—	—	(706)	(1,824)
Income tax adjustments	(4,323)	(3,387)	(17,310)	(14,072)
Non-GAAP net income	$53,189	$42,957	$159,897	$119,206

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Diluted GAAP net income per share: (1)

Diluted GAAP net income per share	$0.38	$0.32	$1.05	$0.83
Plus:
Amortization of acquired technology	0.05	0.03	0.17	0.12
Amortization of intangible assets	0.01	0.02	0.07	0.09
Facilities restructuring charges (benefit)	(0.02)	(0.01)	(0.01)	0.01
Acquisitions and other	0.01	—	0.01	0.01
Share-based compensation	0.08	0.06	0.30	0.22
Gain on sale of investment in equity interest	—	—	(0.01)	(0.02)
Income tax adjustments	(0.04)	(0.03)	(0.15)	(0.13)
Diluted Non-GAAP net income per share	$0.47	$0.39	$1.43	$1.13

Shares used in computing diluted Non-GAAP net income per share	112,166	111,463	112,540	109,083
________________

(1)
Diluted EPS is calculated under the "if converted" method for the three months ended December 31, 2010, and the years ended December 31, 2011 and 2010. This includes the add-back of interest and convertible notes issuance cost amortization, net of applicable income taxes of $1.0 million for the three months ended December 31, 2010, and $0.8 million and $3.8 million for the years ended December 31, 2011 and 2010, respectively.